As filed with the Securities and Exchange Commission on June 14, 2000.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------


                       MULTI-LINK TELECOMMUNICATIONS, INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


                   Colorado                              84-1334687
         ------------------------------             ------------------
        (State or other jurisdiction of              (IRS Employer
         incorporation or organization)             Identification No.)


          4704 Harlan Street, Suite 420
                Denver, Colorado                              80212
       --------------------------------------                --------
      (Address of Principal Executive Offices)              (Zip Code)


                        OPTIONS TO PURCHASE COMMON STOCK
                                       AND
                     AMENDED AND RESTATED STOCK OPTION PLAN
                     --------------------------------------
                            (Full title of the plan)

                                                              Copies to:
                                                       Blair L. Lockwood, Esq.
              Nigel V. Alexander                       Jeffrey A. Sherman, Esq.
         4704 Harlan Street, Suite 420                   Faegre & Benson, LLP
            Denver, Colorado 80212                   370 17th Street, Suite 2500
     -------------------------------------              Denver, Colorado 80202
    (Name and address of agent for service)


                                  303-831-1977
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                         Calculation of Registration Fee

=============================================================================================================
Title of securities         Amount to         Proposed maximum       Proposed maximum          Amount of
 To be registered        be registered(1)      offering price    aggregate offering price   registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock            460,930 shares           $ 9.50(2)            $4,378,835                $1,157
Common Stock             39,070 shares           $12.00(3)            $  468,840                $  124
-------------------------------------------------------------------------------------------------------------
     TOTAL              500,000 shares              --                $4,847,675                $1,281
=============================================================================================================

(1) Such shares are in addition to the 526,060 shares of common stock registered by the Company on Registration Statement No. 333-87595.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq SmallCap Market on June 12, 2000 pursuant to Rule 457(c).

(3) Estimated solely for the purpose of calculating the registration fee based on the exercise prices of the outstanding options pursuant to rule 457(h)(1)

                                Explanatory Note

     On March 22, 2000, the shareholders of Multi-Link Telecommunications, Inc. (the "Company") approved an Amended and Restated Stock Option Plan (the "Plan"), which, inter alia, increased the number of shares reserved for issuance under the Plan by 500,000 shares. The purpose of this Registration Statement is to register such additional shares for issuance under the Plan. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8 (No. 333-87595).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
        -----------------

Item 2. Registrant Information and Employee Plan Annual Information.*
        ------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.
        -------------------------

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     No response is required to Item 7 because restricted securities are not to be reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.
        --------

     The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

        Exhibit No.              Description and Method of Filing
        -----------              --------------------------------

        Exhibit 4.1              Amended and Restated Stock Option Plan
        Exhibit 5.1 Opinion of Faegre & Benson LLP on legality of stock offered.
        Exhibit 23.1             Consent of Hein + Associates LLP.
        Exhibit 23.2             Consent of Faegre & Benson LLP (Included in
                                 Exhibit 5.1).

Item 9. Undertakings.
        ------------

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 14, 2000.

                                MULTI-LINK TELECOMMUNICATIONS, INC.


                                By:  /s/ Nigel V. Alexander
                                     -------------------------------------------
                                     Nigel V. Alexander, Chief Executive Officer


                                By:  /s/ David J. Cutler
                                     -------------------------------------------
                                     David J. Cutler, Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title               Date
---------                             -----               ----


/s/ Nigel V. Alexander                Director            June 14, 2000
------------------------------
Nigel V. Alexander


/s/ Shawn B. Stickle                  Director            June 14, 2000
------------------------------
Shawn B. Stickle


/s/ Keith R. Holder                   Director            June 14, 2000
------------------------------
Keith R. Holder


/s/ R. Brad Stillahn                  Director            June 14, 2000
------------------------------
R. Brad Stillahn